EXHIBIT 99.1

ipCapital Group to Join Amplitech Team to Boost Intellectual Property Assets

Bohemia, NY, July 9, 2019 (NewMediaWire) -- AmpliTech Group, Inc. (OTCQB: AMPG):

Amplitech Group, Inc (“AMPG”) today entered into an agreement with ipCapital Group (“ipCG”) to assist in the formulation and execution of AMPG’s intellectual property (“IP”) strategy.

ipCG is one of the World’s preeminent IP consulting firms, having assisted over 900 companies since 1998 to identify, quantify, register, value and execute strategy around their intellectual property assets. ipCG is run by John Cronin, who lead IBMs Patent Factory between 1989 and 1997, generating over 100 patents under his leadership. Please click on links for John Cronin’s profile and company information, or visit www.ipcg.com.

Initially, ipCG will assist AMPG to formulate a comprehensive “ipStory” around AMPGs proprietary trade secrets, knowhow and technology. This process is expected to take a couple of months and will be made available to investors once complete.

As a sign of their belief in AMPG and its unique opportunity in the RF/microwave industry, ipCG has agreed to reinvest a material  portion of its fee into new AMPG restricted stock upon completion of the project at 10 cents per share (200,000 shares).

In commenting on AMPG’s new alliance with ipCG, Fawad Maqbool, CEO of AMPG, said: “We are thrilled to be working with ipCG to catalog our existing, and soon to be acquired (through the Specialty Microwave acquisition), intellectual property, and to create our own unique IP Story.  Our unique products and know how are valuable and we look forward to crystalizing this intangible asset in a way that investors can better appreciate.”

John Cronin, Chairman and Managing Director, ipCG, responded: “Since 1998, we have been in the business of identifying unique intellectual property with robust business models and in assisting entrepreneurs like Fawad to communicate their value proposition effectively to their stakeholder bases. From our initial discussions we are excited to be able to help AMPG tell its story, that is likely to cover AMPG’s cutting edge products, in explosive markets such as SATCOM, 5G, Quantum Computing, IoT and many other industries, with the many new opportunities we have learned to-date to help lead his industry as it moves into the next phase of growth.”

About AmpliTech Group, Inc.

AmpliTech Group, Inc. designs, develops, and manufactures custom and standard state-of-the-art RF components for the Domestic and International, SATCOM, Space, Defense and Military markets. These designs cover the frequency range from 50 kHz to 40 GHz - eventually, offering designs up to 100 GHz. AmpliTech also provides consulting services to help with any microwave components or systems design problems. Our steady growth over the past 13+ years has come about because we can provide complex, custom solutions for nearly ANY custom requirements that are presented us. In addition, we have the best assemblers, wires, and technicians in the industry and can provide contract assembly of customers' own designs. Click here to view AmpliTech video. Website: http://www.AmpliTechinc.com

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Forward-looking Statements

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company’s financing plans; (ii) trends affecting the Company’s financial condition or results of operations; (iii) the Company’s growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

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